Exhibit 10.45

CPI INTERNATIONAL, INC.

PERFORMANCE STOCK OPTION AGREEMENT

(SENIOR EXECUTIVES)

THIS PERFORMANCE STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the date of grant set forth on Exhibit A hereto by and between CPI International, Inc., a Delaware corporation (the “Company”), and the individual (the “Optionee”) set forth on Exhibit A.

A.           Pursuant to the CPI International, Inc. 2006 Equity and Performance Incentive Plan (the “Plan”), the Committee has determined that it is to the advantage and best interest of the Company to grant to Optionee an option (the “Option”) to purchase the number of shares of the Common Stock of the Company (the “Shares” or the “Option Shares”) set forth on Exhibit A hereto, at the exercise price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

B.           Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Optionee and the Company hereby agree as follows:

1. Grant and Terms of Stock Option.

1.1 Grant of Option.  The Company has granted to the Optionee the right and option to purchase, subject to the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares set forth on Exhibit A at a purchase price per Share equal to the exercise price per Share set forth on Exhibit A.  This Option is not intended to be an Incentive Stock Option and is instead intended to be a Nonqualified Stock Option.

1.2 Vesting and Exercisability.

1.2.1 This Option grant shall be broken up into two (2) tranches (each a “Tranche”) as follows:

1.2.1.1	Tranche One shall consist of options to purchase one-half of the Shares subject to this Option.

1.2.1.2	Tranche Two shall consist of options to purchase one-half of the Shares subject to this Option.

1.2.2 Except as provided in Section 1.2.6 or 1.2.7 below, this Option shall become vested and exercisable with respect to Shares subject to this Option on the first date on which both the Time Vesting Condition (described below) and the Performance Condition (described below) is satisfied with respect to such Shares.

1.2.3 Time Vesting Condition.  The “Time Vesting Condition” shall be satisfied with respect to twenty-five percent (25%) of the Shares in each Tranche on the first anniversary of the date of grant.  On each subsequent anniversary of the date of grant, the Time Vesting Condition shall be satisfied with respect to an additional 25% of the Shares in each Tranche, until the Time Vesting Condition has become satisfied with respect to 100% of the Shares in each Tranche.

1.2.4 Performance Conditions.  The “Performance Condition” shall be deemed to be satisfied with respect to all of the Shares in a Tranche on the first date on which the Average Stock Price (as defined below) equals or exceeds the Price Threshold (as defined below) with respect to such Tranche.

1.2.5 Defined Terms.

1.2.5.1
“Applicable Trading Period” means with respect to any date, the twenty consecutive Trading Days (as defined below) immediately prior to such date, but only if all such Trading Days occur during the Performance Period (as defined below).

1.2.5.2
“Average Stock Price” as of any date means the average, for the Applicable Trading Period immediately preceding such date, of (i) the last reported sales price of a Share for each Trading Day in the Applicable Trading Period, as reported on the principal national securities exchange on which the Shares are listed or admitted for trading or (ii) if the Shares are not listed or admitted for trading on any national securities exchange, the average of the highest bid and lowest asked prices for a Share in the domestic over-the-counter market as reported by Pink OTC Markets, Inc., or any similar organization for each Trading Day in the Applicable Trading Period.  The Average Stock Price shall be appropriately adjusted to reflect any Share Adjustment Transaction (as defined below) which impacts an Applicable Trading Period.

1.2.5.3	“Performance Period” shall mean the period beginning on the twentieth (20th) day following the date of grant and ending on the tenth (10th) anniversary of the date of grant.

1.2.5.4
“Price Threshold” shall mean, (i) with respect to Tranche One, $13.50; and (ii) with respect to Tranche Two, $16.00.  Each Price Threshold shall be appropriately adjusted to reflect any Share Adjustment Transaction during the Performance Period.

1.2.5.5
“Share Adjustment Transaction” shall mean (i) a stock dividend with respect to the Shares, (ii) the subdivision of the Shares (by stock split, reclassification or otherwise) into a larger number of shares, (iii) the combination (by reverse stock split or otherwise) of the Shares into a smaller number of shares, or (iv) a transaction which has similar effect.

1.2.5.6
“Trading Day” shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for trading, or if the Shares are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or other day on which commercial banking institutions in New York, New York are required or authorized by law to remain closed.

1.2.6 In the event that (i) a Change of Control occurs and the Shares are converted into the right to receive cash, other securities or other property, or (ii) a Change of Control occurs and the Shares remain outstanding but are no longer publicly traded (or the Company is taken private by the Cypress Group or affiliates thereof), then the Performance Conditions shall no longer be applicable and this Option shall be subject to the Time Vesting Condition only.  In addition, if, in connection with a merger, consolidation, reorganization, recapitalization or similar transaction in which the Company is not the surviving entity, (i) all obligations under this Option are not fully assumed by the surviving or resulting entity, and (ii) the Company fails to provide the Optionee with cash or property with a fair market value equal to the excess of the Fair Market Value of all of the Shares subject to this Option over the aggregate exercise price of this Option, then this Option shall fully vest and become fully exercisable immediately prior to the effectiveness of such transaction.

1.2.7 Notwithstanding the foregoing, (a) in the event of termination of Optionee’s employment by the Company (or a Subsidiary, as applicable) for Cause or the termination of Optionee’s Continuous Status as an Employee, Director or Consultant by Optionee for any reason other than death, Disability or Good Reason (as defined in Optionee’s employment agreement), this Option shall immediately cease vesting and no further vesting shall occur, and (b) in the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant by the Company (or a Subsidiary, as applicable) without Cause, as a result of death or Disability, or by the Optionee for Good Reason, this Option shall fully vest and become fully exercisable as of the date of termination.

1.3 Term of Option.  The “Term” of this Option shall begin on the date of grant set forth on Exhibit A and end on the expiration of the Term specified on Exhibit A.  No portion of this Option may be exercised after the expiration of the Term.

1.3.1 In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant by death or Disability, by the Company without Cause or by Optionee with Good Reason, this Option shall terminate and be cancelled on the earlier of (i) the expiration of the Term, or (ii) 12 months after termination of Optionee’s Continuous Status as an Employee, Director or Consultant.

1.3.2 In the event of termination of Optionee’s Continuous Status as an Employee, Director or Consultant by Employee without Good Reason, the portion of this Option that is not vested and exercisable as of the date of termination shall be immediately cancelled and terminated.  In addition, the portion of this Option that is vested and exercisable as of the date of termination of Optionee’s Continuous Status as an Employee, Director or Consultant shall terminate and be cancelled on the earlier of (i) the expiration of the Term, or (ii) the Exercise Termination Date.  The “Exercise Termination Date” shall mean the later of (x) 90 days after termination of Optionee’s Continuous Status as an Employee, Director or Consultant or (y) if Optionee reasonably determines that Optionee is prohibited or restricted from selling Shares in the public markets for any portion of the 90 day period in clause (x) (whether as a result of the possession of information that might be considered material nonpublic information, the absence of a registration statement available to Optionee, or other legal or contractual restrictions on sale), 90 days after all such restrictions cease to exist.

1.3.3 If Optionee’s Continuous Status as an employee is terminated for Cause, this entire Option shall be cancelled and terminated as of the date of such termination and shall no longer be exercisable as to any Shares, whether or not previously vested.

2. Method of Exercise.

2.1 Notice of Exercise.

2.1.1 Except as otherwise provided in Section 2.1.2, this Option shall be exercisable by written notice in the form attached hereto as Exhibit B which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of this Agreement and the Plan.  Such written notice shall be signed by Optionee (or by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan) and shall be delivered in person or by overnight delivery service or certified mail to the Secretary of the Company.

2.1.2 If permitted by the Company at the time of exercise, this Option may also be exercised by providing a notice of exercise to the Third Party Administrator (as the Company’s agent) by or through any means permitted by the Third Party Administrator from time to time, including, without limitation, by providing notice of exercise to the Third Party Administrator by telephone or by using the Third Party Administrator’s Internet web site to provide notice of exercise, and in such event, the notice of exercise may be provided, but shall not be required to be provided, in writing.  For purposes hereof, “Third Party Administrator” means BNY Mellon Shareowner Services as the Company’s third party stock option administrator, or, as applicable, any successor third party stock option administrator designated by the Committee.

2.1.3 Upon exercise in accordance with Section 2.1.1 or 2.1.2, the Optionee shall pay the exercise price to the Company in any manner permitted by Section 2.3. This Option shall not be deemed exercised until the Company receives notice of exercise pursuant to this Section 2.1 and the exercise price and any other applicable terms and conditions of this Agreement are satisfied.  This Option may not be exercised for a fraction of a Share.

2.2 Restrictions on Exercise.  No Shares will be issued pursuant to the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all Applicable Laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be necessary or appropriate, in the judgment of the Committee, to comply with any Applicable Law.

2.3 Method of Payment.                                                      Payment of the exercise price shall be made in full at the time of exercise (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price or (c) with the consent of the Committee in its discretion, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings).  In addition, the Committee may impose such other conditions in connection with the delivery of shares of Common Stock in satisfaction of the exercise price as it deems appropriate in its sole discretion.

2.4 Tax Withholding Obligations.  In addition to the foregoing requirements, any exercise of this Option shall be conditioned upon the Optionee satisfying any applicable tax withholding obligations imposed on the Company in connection with the exercise of this Option.

3. Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated pursuant to the Plan, and may be exercised during the lifetime of Optionee only by Optionee.  Subject to all of the other terms and conditions of this Agreement, following the death of Optionee, this Option may, to the extent it is vested and exercisable by Optionee in accordance with its terms on the date of death, be exercised by Optionee’s beneficiary or other person entitled to exercise this Option in the event of Optionee’s death under the Plan.  This Option may be assigned, in connection with the Optionee’s estate plan, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee.  Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

4. Restrictions; Restrictive Legends.  Ownership and transfer of Shares issued pursuant to the exercise of this Option will be subject to the provisions of, including ownership and transfer restrictions (including, without limitation, restrictions imposed by Applicable Laws and restrictions set forth or referenced in legends imprinted on certificates representing such Shares).

5. General.

5.1 Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

5.2 Notices.  Any notice required or permitted under this Agreement shall be given in writing by overnight courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties.  Notice shall be effective upon the earlier of receipt or 3 days after the date on which such notice is deposited in the mails or with the overnight courier.

If to the Company:	CPI International, Inc.

811 Hansen Way

Palo Alto, California 94303-1110

Attention: Chief Financial Officer

If to Optionee, at the address set forth on Exhibit A.

5.3 Community Property.                                                       Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Optionee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Option and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option.  This appointment is coupled with an interest and is irrevocable.

5.4 Modifications.  This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

5.5 Application to Other Stock.  In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Option Shares on or with respect to which such other capital stock was distributed.

5.6 Additional Documents.  Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

5.7 No Third-Party Benefits.  Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.8 Successors and Assigns.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.9 No Assignment.  Except as otherwise provided in this Agreement, the Optionee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

5.10 Severability.  The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.11 Equitable Relief.  The Optionee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage.  Accordingly, the Optionee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.12 Arbitration.

5.12.1  General.  Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 5.12 and the then most applicable rules of the American Arbitration Association.  Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.  Such arbitration shall be administered by the American Arbitration Association.  Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature.  Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.  Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Palo Alto, California.

5.12.2  Selection of Arbitrator.  In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators (which shall be retired judges or corporate or litigation attorneys experienced in executive compensation and stock options) provided by the office of the American Arbitration Association having jurisdiction over Palo Alto, California.  If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot.  After each party has used four strikes, the remaining name on the list shall be the arbitrator.  If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

5.12.3  Applicability of Arbitration; Remedial Authority.  This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law.  In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.  The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute.  The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation.  In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

5.12.4  Fees and Costs.  Any filing or administrative fees shall be borne initially by the party requesting arbitration.  The Company shall be responsible for the costs and fees of the arbitration, unless the Optionee wishes to contribute (up to 50%) of the costs and fees of the arbitration.  Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

5.12.5  Award Final and Binding.  The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties.  If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.  If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

5.13 Headings.  The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.14 Number and Gender.  Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.15 Counterparts.                                This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.16 Complete Agreement.  This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.17 Waiver of Jury Trial.  TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY.  THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

CPI INTERNATIONAL, INC.

By:___________________________________

Its:___________________________________

OPTIONEE

______________________________________
Name:

EXHIBIT A

DETAILS OF PERFORMANCE STOCK OPTION GRANT

Optionee Name:
Date of Grant:	December 5, 2008
Number of Shares of Common Stock:
Exercise Price Per Share:	US$10.00
Term of Option:	10 Years after date of grant

Employee Address:              ____________________________________________

____________________________________________

____________________________________________

EXHIBIT B

NOTICE OF EXERCISE OF PERFORMANCE STOCK OPTION

CPI International, Inc.

811 Hansen Way

Palo Alto, California 94303-1110

Attn: Chief Financial Officer

Ladies and Gentlemen:

The undersigned hereby elects to exercise the option indicated below:

Option Grant Date: ____________________

Number of Shares Being Exercised:  ____________

Exercise Price Per Share: _________________

Total Exercise Price: $_____________

Method of Payment: ______________

Enclosed herewith is payment in full of the total exercise price.

My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

Name:_______________________________

Address:_____________________________

_____________________________

Social Security Number:________________

I understand that there may be adverse tax consequences to me as a result of the exercise of the Option and/or any sale of the Shares, and I have consulted with my own tax advisor regarding those consequences and I am not relying on the Company for any tax advice.

I also agree that I will not sell or dispose of my Shares in violation of applicable securities laws, Company policy (including applicable “black-out” periods) or any agreement by which I am bound.

Sincerely,

Dated:_________________	______________________________

(Optionee’s Signature)

SPOUSAL CONSENT

By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Option Agreement (including those relating to the appointment of the Optionee as agent for any interest that Spouse may have in the Option Shares).

OPTIONEE’S SPOUSE

______________________________
Signature

______________________________
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